Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITOR



         We consent to the incorporation by reference in Enova Systems, Inc.'s, Registration Statements on Form S-8 (No. 333-95701) and Form S-1 (333-85308 and 333-96829) of our report on the audit of the financial statements of Enova Systems, Inc., as of December 31, 2002, and for each of the two years ended December 31, 2002. Our report, which is dated February 24, 2003, appears in the Annual Report on Form 10-K of Enova Systems, Inc., for the year ended December 31, 2003.

                               /s/ MOSS ADAMS LLP


Santa Rosa, California
May 12, 2004